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                                                                    EXHIBIT 4.11


                               FIFTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


     THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of March 3, 2000 among IPC, INC., a Delaware corporation (the "Borrower"), IVEX PACKAGING CORPORATION, a Delaware corporation ("Holdings"), each of the Borrower's Domestic Subsidiaries (the Borrower's Domestic Subsidiaries, together with Holdings, individually a "Guarantor" and collectively the "Guarantors"), the Lenders party to the Credit Agreement defined below (the "Lenders"), BANK OF AMERICA, N.A. (formerly NationsBank, N.A.), as Administrative Agent (the "Administrative Agent") for the Lenders and BANKERS TRUST COMPANY, as Documentation Agent (the "Documentation Agent") for the Lenders (the Documentation Agent, together with the Administrative Agent, collectively the "Agents"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

                                    RECITALS

     WHEREAS, the Borrower, the Guarantors, the Agents and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 2, 1997 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of October 10, 1997, by that certain Second Amendment to Amended and Restated Credit Agreement dated as of April 3, 1998, by that certain Third Amendment to Amended and Restated Credit Agreement, Consent and Waiver dated as of August 19, 1998, by that certain Fourth Amendment to Amended and Restated Credit Agreement and First Amendment to Amended and Restated Security Agreement dated as of October 26, 1999 and as may be further amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement");

     WHEREAS, the Borrower wishes to amend and modify certain terms of the Credit Agreement as more fully set forth below and is requesting that the Required Lenders consent to such amendments and modifications; and

     WHEREAS, the Agents and the Required Lenders have agreed to amend certain terms of the Credit Agreement on the terms, and subject to the conditions, more fully set forth below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:




1.   Amendment to Credit Agreement.

          (a) Fixed Charge Coverage Ratio. The following sentence is hereby added at the end of the definition of "Fixed Charge Coverage Ratio" in
     Section 1.1 of the Credit Agreement and shall read as follows:





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          Notwithstanding the foregoing, for purposes of calculating the Fixed
     Charge Coverage Ratio as of the fiscal quarters ending on March 31, 2000, June 30, 2000 and September 30, 2000, Capital Expenditures shall not include those expenditures, in an amount not to exceed $11,000,000, of Holdings and its Subsidiaries for (a) the extrusion line installed at the Rogers, Minnesota plant, (b) the extrusion line installed at the Manteno, Illinois plant and (c) the four thermoformers installed at the Rogers, Minnesota plant.

2. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions:

          (a) The Administrative Agent shall have received copies of this Amendment duly executed by the Credit Parties and the Required Lenders.

          (b) The Administrative Agent shall have received such other documents and information as it deems reasonably necessary.


3.   Miscellaneous.

          (a) The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as herein specifically agreed, the Credit Agreement and the obligations of the Credit Parties thereunder and under the other Credit Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

          (b) Each of the Borrower, the Guarantors, the Agents and the Lenders party hereto represents and warrants as follows:

               (i) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

               (ii) This Amendment has been duly executed and delivered by such party and constitutes such party's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

               (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such party of this Amendment.

          (c) Each Credit Party represents and warrants to the Lenders that (i) the representations and warranties of the Credit Parties set forth in each of Section 6 of the



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     Credit Agreement are true and correct as of the date hereof, except those representations and warranties that expressly relate to a specific prior date (ii) no Default or an Event of Default has occurred or is continuing and (iii) it has no claims, counterclaims, offsets, credits or defenses to its obligations under the Credit Documents or to the extent it has any they are hereby released in consideration of the Required Lenders entering into this Amendment.

          (d) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

          (e) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                     [Rest of page intentionally left blank]





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         Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                    IPC, INC.
--------
                             a Delaware corporation

                             By:
                             Name: Richard R. Cote
                             Title:  Vice President and Treasurer


GUARANTORS:                  IVEX PACKAGING CORPORATION
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                             a Delaware corporation

                             IVEX PAPER MILL CORPORATION
                             a Delaware corporation

                             IPMC HOLDING CORPORATION
                             a Delaware corporation

                             IPMC, INC.
                             a Delaware corporation

                             VALLEY EXPRESS LINES, INC.
                             a Delaware corporation

                             KAMA OF ILLINOIS CORPORATION
                             a Delaware corporation

                             PACKAGING PRODUCTS, INC.
                             a Delaware corporation

                             CFI INDUSTRIES, INC.
                             a Delaware corporation

                             CFI RECYCLING, INC.
                             a Delaware corporation

                             PLASTOFILM INDUSTRIES, INC.
                             a Delaware corporation

                             TRIO PRODUCTS, INC.
                             a Delaware corporation

                             CRYSTAL THERMOPLASTICS, INC.
                             a Rhode Island corporation


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                             BLEYER ACQUISITION, INC.
                             a Delaware corporation


                             By:
                                --------------------------------
                             Name: Richard R. Cote
                             Title:  Vice President and Treasurer
                                     of each of the above named Guarantors





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                             ULTRA PAC, INC.
                             a Minnesota corporation

                             PACTUCO ACQUISITION, INC.
                             a Delaware corporation


                             By:
                                ---------------------------------
                             Name: G. Douglas Patterson
                             Title:  Secretary of each of the
                                     above named Guarantor


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